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                                LICENSE AGREEMENT

                                     BETWEEN

                               STEVEN MADDEN, LTD.

                                       AND

                             WINER INDUSTRIES, INC.

                                   DATED AS OF

                                  JUNE 1, 1997
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


                                TABLE OF CONTENTS

                                                                         PAGE

1.       GRANT OF LICENSE..................................................1
         a.       GRANT:...................................................1
         b.       TERM:....................................................2
         c.       TERRITORY:...............................................3
         d.       CHANNELS OF DISTRIBUTION:................................3
         e.       MINIMUM NET SALES:  .....................................3

2.       COVENANTS OF LICENSEE.............................................3
         a.       USE:.....................................................3
         b.       EFFORTS..................................................4
         c.       REPRESENTATIONS AND WARRANTIES OF LICENSEE...............5

3.       COVENANTS OF LICENSOR.............................................6

4.       TRADEMARK ROYALTY.................................................7
         a.       GUARANTEED ROYALTY:......................................7
         b.       RENEWAL TERM:............................................7
         c.       EARNED ROYALTY:..........................................7
         d.       STATEMENTS:  ............................................8

5.       BOOKS AND RECORDS; AUDITS.........................................8

6.       LICENSING MEETINGS................................................9

7.       APPROVAL OF ARTICLES AND PACKAGING AND RELATED MATERIALS..........9

8.       THE LICENSED MARK................................................10

9.       RIGHT TO SUBCONTRACT AND LISTS OF SOURCES AND CUSTOMERS:.........11

10.      COMPETITIVE BRANDS:..............................................12

11.      ADVERTISING......................................................12
         a.       ADVERTISING FEE:........................................12
         b.       COOPERATIVE ADVERTISING:................................12

12.      INDEMNITY; INSURANCE.............................................13

13.      DEFAULT..........................................................13


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14.      RIGHTS ON EXPIRATION OR TERMINATION..............................15

15.      FORCE MAJEURE....................................................16

16.      NOTICE...........................................................16

17.      ASSIGNABILITY....................................................17

18.      NO JOINT VENTURE.................................................17

19.      BINDING EFFECT...................................................17

20.      ARBITRATION......................................................17

21.      FUTURE LICENSES..................................................18

22.      APPLICABLE LAW...................................................18

23.      NO WAIVER........................................................18

24.      INVALIDITY.......................................................19

25.      ENTIRE AGREEMENT.................................................19

26.      CONFIDENTIALITY..................................................19

THE SCHEDULE REFERRED TO IN THE AGREEMENT DATED AS OF JUNE 1, 1997.

S.1.     THE LICENSOR:              STEVEN MADDEN, LTD.
                                    52-16 BARNETT AVENUE
                                    LONG ISLAND CITY, NY  11104

S.2.     THE LICENSEE:              WINER INDUSTRIES, INC.
                                    404 GRAND STREET
                                    PATERSON, NJ  07505

S.3.     THE LICENSED MARK:  STEVE MADDEN

S.4.     THE TYPE OF LICENSE:  EXCLUSIVE

S.5. THE USE OF THE TRADEMARKS: DESIGN, MANUFACTURE, ADVERTISE, SELL AND DISTRIBUTE.

S.6. THE PRODUCTS: JUNIOR AND YOUNG CONTEMPORARY SPORTSWEAR, ALL KNIT AND WOVEN TOPS, BOTTOMS, AND DRESSES OF ALL FABRICATIONS AND CONSTRUCTIONS, INCLUDING JEANSWEAR (EXCLUDING OUTERWEAR AND BODYWEAR SOLD TO THE BODYWEAR DEPARTMENT)

S.7.     THE TERRITORY:  THE UNITED STATES, ITS POSSESSIONS AND TERRITORIES

S.8.     THE COMMENCEMENT DATE:  6/1/97
         THE EXPIRATION DATE:  9/30/00
         RENEWAL: TWO ADDITIONAL THREE (3) YEAR TERMS; AUTOMATIC OPTION TO RENEW IF LICENSEE HAS MINIMUM NET SALES OF $4,000,000 DURING THE SIX MONTH PERIOD COMMENCING OCTOBER 1, 1999 AND ENDING MARCH 31, 2000; AUTOMATIC OPTION TO RENEW IF LICENSEE HAS MINIMUM NET SALES OF $6,000,000 DURING THE SIX MONTH PERIOD COMMENCING OCTOBER 1, 2002 AND ENDING MARCH 31, 2003

S.9.     THE GUARANTEED ROYALTY:

         LICENSE YEAR 1    $150,000
         (16 MONTHS)
         ADVANCE UPON EXECUTION:  $15,000
         FOUR CALENDAR QUARTERLY PAYMENTS OF $33,750, BEGINNING 1/1/98

         LICENSE YEAR 2    $225,000
         FOUR QUARTERLY PAYMENTS OF $56,250

         LICENSE YEAR 3    $300,000
         FOUR QUARTERLY PAYMENTS OF $75,000

         LICENSE YEAR 4    $350,000
         FOUR QUARTERLY PAYMENTS OF $87,500

         LICENSE YEAR 5    $450,000


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         FOUR QUARTERLY PAYMENTS OF $112,000

         LICENSE YEAR 6    $500,000
         FOUR QUARTERLY PAYMENTS OF $125,000

         LICENSE YEAR 7    $750,000
         FOUR QUARTERLY PAYMENTS OF $187,500

         LICENSE YEAR 8    $750,000
         FOUR QUARTERLY PAYMENTS OF $187,500

         LICENSE YEAR 9    $750,000
         FOUR QUARTERLY PAYMENTS OF $187,500

S.10.  THE EARNED ROYALTY:  FIVE PERCENT (5%) OF NET SALES

S 11.  THE MINIMUM NET SALES:

                           LICENSE YEAR 1            $  3,000,000
                           LICENSE YEAR 2            $  4,500,000
                           LICENSE YEAR 3            $  6,000,000
                           LICENSE YEAR 4            $  7,000,000
                           LICENSE YEAR 5            $  9,000,000
                           LICENSE YEAR 6            $ 10,000,000
                           LICENSE YEAR 7            $ 15,000,000
                           LICENSE YEAR 8            $ 15,000,000

S.12.  THE ADVERTISING ROYALTY: TWO (2%) OF NET SALES


                                                STEVEN MADDEN, LTD.

                                                BY:_____________________________
                                                     NAME:
                                                     TITLE:



                                                WINER INDUSTRIES, INC.

                                                BY:_____________________________
                                                     NAME:
                                                     TITLE:

                                LICENSE AGREEMENT

                                     BETWEEN

                               STEVEN MADDEN, LTD.

                                       AND

                             WINER INDUSTRIES, INC.



                  This Agreement is made as of the 1st day of May 1997, between Steven Madden, Ltd., a New York corporation, with offices at 52-16 Barnett Avenue, Long Island City, NY 11104 (hereinafter called "Licensor") and Winer Industries, Inc., a Delaware corporation, with offices at 404 Grand Street, Paterson, NJ 07505 (hereinafter called "Licensee").

                  WHEREAS, Licensor has certain rights to the trademark identified in Paragraph S.3. of the schedule attached hereto and made a part hereof (the "Schedule"; such trademark, including all rights associated therewith shall hereinafter be referred to as the "Licensed Mark"); and

                  WHEREAS, Licensee recognizes that the Licensed Mark has acquired notoriety and goodwill with the general public by virtue of its use in connection with the manufacture, advertisement, distribution and sales of footwear products and accessories; and

                  WHEREAS, Licensee desires to obtain an exclusive right to use the Licensed Mark in connection with the design, manufacture and sale of the Articles (as hereinafter defined), and Licensor is willing to grant to Licensee such license under the terms and conditions hereinafter specifically set forth; and

                  WHEREAS, Licensee acknowledges that the Licensed Mark and its related goodwill and business are of great significance and value to Licensor and the Licensee's strict adherence to the quality control standards and other requirements provided in this Agreement are essential to the maintenance of the significance and value of the Licensed Mark and related goodwill and business; and

                  WHEREAS, Licensee pledges its cooperation in the maintenance and enhancement of the value and significance of the Licensed Mark throughout the world.

                  NOW, THEREFORE, in consideration of the mutual promises herein, it is mutually agreed as follows:

         1.       GRANT OF LICENSE.

                  a.       GRANT:


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                           (i) Upon and  subject  to the  terms  and  conditions
                  hereinafter set forth, Licensor hereby grants to Licensee, and Licensee hereby accepts, the right, license and privilege specified in Paragraph S.4. of the Schedule to use the Licensed Mark in connection with, and only with, the use, specified in Paragraph S.5. of the Schedule of specifically the designated and approved products specified in Paragraph
                  S.6. of the Schedule (such products hereinafter shall be called the "Products" and Products bearing the Licensed Mark
                  hereinafter  are  collectively   called   "Articles")  in  the
                  territory   specified  in  Paragraph   S.7.  of  the  Schedule
                  (hereinafter called the "Territory"). It is understood and agreed that while the manufacture of the Articles may take place outside the Territory, no Articles may be advertised or
                  sold  outside  the   Territory.   Advertisements   within  the
                  Territory that are subject to incidental dissemination outside the Territory, such as newspapers delivered at resorts, shall not be deemed a violation so long as all advertising has received prior written approval of Licensor in accordance with paragraph 7 and all sales are strictly limited to the Territory by Licensor.

                           (ii) Except as set forth in paragraph 21, nothing contained in this Agreement shall prevent Licensor from (a) using or granting others the right or license to use the Licensed Mark or any other marks owned by Licensor or its affiliates on or in connection with Products in any area of the world (other than the Territory with respect to Articles) or on or in connection with any goods other than Products in any area of the world including the Territory, or (b) manufacturing or having manufactured in the Territory Products bearing any mark, including the Licensed Mark, for sale outside the Territory.

                  b.       TERM:

                           (i) The term of this Agreement  shall commence on the
                  date specified in Paragraph S.8. of the Schedule (hereinafter called "Commencement Date") and shall expire on the date specified in Paragraph S.8. of the Schedule as the "Expiration Date," unless sooner terminated as provided under this Agreement or renewed as hereinafter provided.

                           (ii) This  Agreement  shall be renewed  automatically
                  for one (1) additional term of three (3) years (the "First Renewal Term") unless Licensee gives Licensor written notice not later than six (6) months prior to the end of the initial term, that it does not wish the Agreement to be renewed; provided, however, that the renewal of this Agreement shall be effective only if Licensee is not in default hereunder on the last day of the initial term and Licensee's Net Sales (as defined in paragraph 4.c (iii) below) for the six (6) month period commencing on October 1, 1999 and ending on March 31, 2000 are not less than $4,000,000. This Agreement shall be renewed automatically for one (1) additional term of three (3) years (the "Second Renewal Term") unless Licensee gives Licensor written notice not later than six (6) months prior to the end of the First Renewal Term, that it does not wish the Agreement to be renewed; PROVIDED, HOWEVER, that the renewal of this Agreement shall be effective only if Licensee is not in default hereunder on the last day of the First Renewal Term and Licensee's Net Sales for the six (6) month period commencing on October 1, 2002 and ending on March 31, 2003 are not less than


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                  $6,000,000.  The  sixteen  (16)  month  period  commencing  on
                  Commencement Date and each twelve (12) month period commencing on each July 1 thereafter during the term of this Agreement shall constitute and shall be referred to herein as a "License Year."

                  c.       TERRITORY:

                           This Agreement shall cover only the Territory and the
                  use by Licensee of the Licensed Mark shall be confined to the Territory, except as provided in the last sentence of Paragraph 1.a.(i) hereof.

                  d.       CHANNELS OF DISTRIBUTION:

                           Licensee may,  without the prior  written  consent of
                  Licensor, sell the Articles only through the following channels of distribution: better department stores, better speciality and junior chains, duty-free stores, better catalogs, college campus stores, direct sales from cable television advertising, Licensee's retail stores and web site, and discontinued and closeout merchandise only to Off-Price Retailers (as hereinafter defined) (collectively, the "Channels of Distribution"). "Off-Price Retailers" shall mean any major retail store which sells national name brand products for substantially less than the prices charged by major department stores. In the event that Licensor commences the sale of its footwear products to retailers outside the Channels of Distribution on a regular and on-going basis, Licensee shall be permitted to sell the Articles to the same retailers on a regular and on-going basis.

                  e.       MINIMUM NET SALES:

                           Anything   in   this   Agreement   to  the   contrary
                  notwithstanding, if Licensee's Net Sales in any License Year shall be less than ninety five percent (95%) of the Minimum Net Sales as provided in paragraph S.11 of the Schedule for such License Year, then Licensor shall have the right to terminate this Agreement by notifying Licensee of its election to terminate within thirty (30) days after Licensor's receipt of the final quarterly statement for such License Year for which Minimum Net Sales were not attained. Such termination shall have no effect upon the amounts due and payable to Licensor for periods prior to or after termination.

         2.       COVENANTS OF LICENSEE.

                  a.       USE:

                           (i) Subject to Licensor's prior approval as hereinafter provided, Licensee shall commence the manufacture, sale and distribution of all of the various types of Products as soon as practicable after the Commencement Date. If Licensee has not commenced and is not continuing the sale of each such type of Products by May 31, 1998 (subject to temporary discontinuation of some Articles resulting from seasonal changes in the business), Licensor may delete such type of Products from the definition of "Products" hereunder upon written notice thereof to Licensee. If, during any License Year, Licensee has not offered for sale any specific type of Products, Licensor may delete any such type of Products from the definition of "Products" hereunder upon written notice to Licensee given within thirty (30) days after the end of any such License Year. In addition, if Licensee fails to generate at least $500,000 in Net Sales from the sale of jeanswear products by the end of License Year 2, jeanswear may be deleted from the definition of Products. If Licensee fails to have Net Sales of at least $1,000,000 from the sale of dresses during any License Year, then Licensor may delete dresses from the definition of Products. If any type of Products is so deleted from the definition of "Products," all rights with respect to the use of the Licensed Mark in connection with such Products shall revert to Licensor which then may exercise such rights in any manner it desires.

                           (ii) Within the  Channels of  Distribution,  Licensee
                  shall sell the Articles to retailers for sale or resale and distribution directly to the public. If Licensee sells or distributes the Articles at a special price, directly or indirectly, to itself, including without limitation, any subsidiary  of  Licensee  or to any  other  person,  firm,  or corporation affiliated with Licensee or its officers, directors or major stockholders, for ultimate sale to unrelated third parties, Licensee shall pay royalties with respect to such sales or distribution, based upon the price generally charged to the trade by Licensee. Licensee shall not cause or authorize any use of the Licensed Mark in any area of the world outside the Territory and shall not knowingly manufacture, sell or otherwise deal with or distribute any of the Articles on behalf of, or to, any person, firm or corporation that Licensee believes or has reason to believe intends, or is likely, to deal with the same in any way outside the Territory.

                           (iii) Licensee,  hereby  acknowledges that due to the
                  nature of the industry, precise definition of Products is sometimes not possible. Accordingly, in the event of any dispute between Licensee and any other licensee of Licensor in the Territory with respect to the products covered by their respective licenses, such dispute shall be mediated in good faith by Licensor. Licensor's determination shall be final and binding; provided however, that the definition of "Products" shall not be amended or modified without Licensee's prior written consent which consent will not be unreasonably withheld or delayed.

                  b.       EFFORTS.

                           (i)  Licensee  shall,  throughout  the  term  of  the
                  Agreement and as permitted by this Agreement, constantly use its best efforts in the selling, distributing and promoting and any other dealing with or disposal of Articles to protect the good name and goodwill associated with the Licensed Mark and Licensor and to obtain the greatest number of sales of Articles throughout the Territory during the entire term of this Agreement. Licensee shall be responsible for and shall assume and pay for all costs and expenses related to the design, manufacture, advertising, promotion and sale of Articles.

                           (ii) Licensee shall use its best efforts to solicit sales from a broad and varied account base during the term of this Agreement, and in no event shall

                  Licensee sell on an exclusive basis to one retailer without first obtaining Licensor's written permission.

                           (iii) Upon request by Licensor, Licensee shall supply
                  Articles and displays to Licensor for sale by Licensor (or an Affiliate thereof) in retail stores. In allocating Articles and displays, Licensee shall provide Articles and displays to Licensor as if Licensor was a best, or most favored customer account of Licensee. Such Articles and displays shall be sold to Licensor (or an Affiliate thereof) at a price equal to Licensee's wholesale price for such Articles and/or displays less twenty five percent (25%) of such price. All such sales shall be credited against the Minimum Net Sales requirements as if sold without the twenty five percent (25%) discount. Licensor agrees to pay for Articles within thirty (30) days following receipt by Licensor of an invoice therefor. No Earned Royalty or Advertising Royalty shall be due with respect to sales to Licensor. Licensor agrees that it shall not sell any Products, other than the Articles in its retail or any outlet stores.

                  c.       REPRESENTATIONS AND WARRANTIES OF LICENSEE.

                           Licensee  represents  and  warrants to Licensor  that
                  during the term of this Agreement and thereafter:

                           (i) It has, and will continue to have  throughout the
                  entire term of this Agreement, the legal right to enter into this Agreement and to assume the obligations hereunder and that there are no, and Licensee shall not enter into during the term hereof, contracts, agreements or understandings with anyone which would in any way restrict or prevent it from performing its obligations under this Agreement.

                           (ii) It will not attack the title of  Licensor in and
                  to the Licensed Mark or any copyright or trademark pertaining thereto, nor will it attack the validity of the license granted hereunder;

                           (iii)  It  will  not  harm,   misuse  or  bring  into
                  disrepute the Licensed Mark, but on the contrary, will maintain the value and reputation thereof to the best of its ability;

                           (iv) It will manufacture, sell, promote and distribute the Articles in an ethical manner and in accordance with the terms and intent of this Agreement, and in compliance with all applicable material government regulations and industry standards;

                           (v) It will not create  any  expenses  chargeable  to
                  Licensor without the prior written approval of Licensor;

                           (vi) It will at all times  comply  with all  material
                  government laws and regulations, including but not limited to product safety, food, health, drug, cosmetic, sanitary or other similar laws, and all industry standards relating or pertaining to the manufacture, sale, advertising or use of the Articles, and shall maintain its appropriate customary high quality standards. It shall comply with all material regulations of regulatory agencies which shall have jurisdiction over the Articles and shall procure and maintain in force any and all permissions, certifications and/or other authorizations from governmental and/or other official authorities that may be required in relation thereto. Each Article and component thereof distributed hereunder shall comply with all material applicable laws, regulations and industry standards. Licensee shall follow reasonable and proper procedures for testing that all Articles comply with such laws, regulations and standards. Upon reasonable notice, Licensee shall permit Licensor or its designees to inspect testing records and procedures with respect to the Articles for compliance. Articles that do not comply with all material applicable laws, regulations and standards shall automatically be deemed unapproved and Licensee shall upon notification of noncompliance immediately cease manufacturing distributing, selling and marketing such Articles until Licensee and/or the Articles complies with such laws, regulations and standards;

                           (vii) It will  provide  Licensor  with the date(s) of
                  first use of the Articles in interstate and intrastate commerce, where appropriate;

                           (viii) It will, pursuant to Licensor's  instructions,
                  duly take any and all necessary steps to secure execution of all necessary documentation for the recordation of itself as user of the Property in any jurisdiction where this is required or where Licensor reasonably requests that such recordation shall be effected. Licensee further agrees that it will at its own expense cooperate with Licensor in cancellation of any such recordation at the expiration of this Agreement or upon termination of Licensee's right to use the Property. Licensee hereby appoints Licensor its Attorney-in-fact for such purpose and for no other purpose; and

                           (ix) It will not deliver or sell Articles outside the
                  Territory or knowingly sell Articles to a third party for delivery outside the Territory.

                           (x) Licensee agrees to attend at its sole expense and
                  participate at the annual tradeshows in Las Vegas, known as the Magic Show, with Licensor for promotion of the Articles. Further, Licensee agrees to pay Licensor charges and expenses related to the booth space used to promote the Articles.

                           (xi) Licensee  shall at it's sole expense  launch the
                  introduction of the Articles with a fashion show reasonably acceptable to Licensor and at a cost reasonably acceptable to Licensee.

                           (xii) Licensee shall hire or retain sales  executives
                  and fashion designers exclusively for the sale and design of the Articles. Prior to hiring fashion designer(s), Licensee shall confer with Licensor. Nothing herein shall limit Licensee's right to direct its regular sales personnel and designers from participating in the sale and design of the Articles, where appropriate.


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



                           (xiii) Licensee shall maintain a separate showroom for the Articles which maintains the image of the Licensed Mark and is reasonably acceptable to the Licensor.

         3. COVENANTS OF LICENSOR. Licensor represents and warrants to Licensee that, during the term of this Agreement:

                           (i) It has,  and will  continue  to have,  the  legal
                  right to enter into this Agreement and to assume the obligations hereunder and that there are no, and Licensor shall not enter into during the term hereof, contracts, agreements or understandings with anyone which would in any way restrict or prevent it from performing its obligations under this Agreement, including without limitation, any agreement pursuant to which Licensor grants with respect to the Products a license for a trademark to a third party which is confusingly similar to the Licensed Mark;

                           (ii) It will not harm, misuse or bring into disrepute
                  the Licensed Mark, but on the contrary, will maintain the value and reputation thereof to the best of its ability;

                           (iii) It will not create any expenses  chargeable  to
                  Licensee without the prior written approval of Licensee, except for expenses incurred pursuant to paragraph 2.c.(x) by Licensor for tradeshows which Licensee shall promptly reimburse Licensor for Licensee's proportionate share of such expenses;

                           (iv) To the best of its  knowledge (i) it is the sole
                  and exclusive owner of and has good title to the Licensed Mark with respect to the Articles, it has the full and sufficient right and authority to grant to Licensee the rights and privileges granted hereby; (ii) the Licensed Mark with respect to the Articles has not been used under circumstances that have caused the loss of the rights therein; (iii) the Licensed Mark with respect to Articles does not infringe upon or interfere with any trademark, trade dress, trade secret or other intellectual property right of any third party; (iv) Licensor is not aware of any claim or assertion that the Licensed Mark with respect to Articles infringes upon or interferes with any trade dress, trade secret or other intellectual property right of any third party, and in the event that a material claim is asserted, Licensor agrees to vigorously defend such claim; and (v) it has not granted any option, right, privileges or license to any third parties which interfere or conflict with the rights and privileges granted to Licensee hereby;

                           (v) During the term of this  Agreement,  it shall not
                  market, sell or distribute, nor license any third party to market, sell or distribute, the Products to retail customers in the Territory bearing the Licensed Mark, except as provided in this Agreement; and

                           (vi) A breach of a  material  covenant  contained  in
                  this Section 3 shall entitle Licensee to terminate this Agreement upon thirty (30) days prior written notice to Licensor. In the event that Licensor fails to cure such breach within such thirty (30) day period, this Agreement shall terminate and Licensor shall indemnify Licensee for all costs and expenses actually incurred by Licensee resulting from

                  Licensor's breach under this paragraph 3. In no event shall Licensee be entitled to receive special or consequential damages (including lost profits) for Licensor's breach hereunder.

         4.       TRADEMARK ROYALTY.

                  a.       GUARANTEED ROYALTY:

                           The first term of this  Agreement will consist of one
                  (1) sixteen (16) month and two twelve (12) month periods. Licensee shall pay a guaranteed minimum trademark royalty ("Guaranteed Royalty") of $150,000 for the first License Year as follows: $15,000 upon the signing of this Agreement; and $135,000 in four (4) consecutive equal quarterly installments of $33,750 payable on the first day of each calender quarter commencing January 1, 1998. The Guaranteed Royalty for each subsequent License Year shall be payable in four (4) consecutive equal quarterly installments on the first day of each calender quarter during each such License Year as set forth in paragraph S.9 of the Schedule.

                  b.       RENEWAL TERMS:

                           Licensee  shall pay a  guaranteed  minimum  trademark
                  royalty for License Years 4 through 7 as set forth in Paragraph S.11 of the Schedule. The Guaranteed Royalty for a License Year will credited only against Earned Royalty during the same License Year.

                  c.       EARNED ROYALTY:

                           (i) In  consideration  of the license granted and the
                  marketing services to be performed by Licensor hereunder, Licensee shall pay to Licensor a royalty equal to five percent (5%) of Net Sales ("Earned Royalty").

                           (ii) The Earned Royalty  hereunder shall be accounted
                  for and paid quarterly within thirty (30) days after the close of each quarter during each term of this Agreement (or portion thereof in the event of prior termination for any reason). The Earned Royalty payable for each quarter during each License Year shall be computed on the basis of Net Sales during such quarter, with a credit for any Guaranteed Royalty and Earned Royalty payments theretofore made to Licensor for said License Year. No payment of Earned Royalty for any License Year in excess of payments of Guaranteed Royalty for the same License Year shall be credited against the Guaranteed Royalty due to Licensor for any other License Year.

                           (iii) As used in this Agreement, the term "Net Sales"
                  means the invoice price charged by Licensee for Articles shipped by Licensee less (w) refunds, credits and allowances actually allowed to customers for returned Articles unrelated to mark-downs and advertising, (x) customary and usual trade discounts (including volume discounts, warehouse allowances, new store discounts, but excluding anticipation discounts, which shall not exceed eight (8%) percent of the wholesale price, (y) discounts resulting from requests by retailers to increase the wholesale price typically charged to similar customers (the "Wholesale Price") so that a discount can be given off such increased wholesale price (an "Inflated Discount"), such Inflated Discount not to exceed 8% of the Wholesale Price) afforded to and actually taken by customers against payment for Articles, and (z) taxes and freight separately listed.

                  d.       STATEMENTS:

                           Within thirty (30) days after the end of each quarter
                  during each License Year, Licensee shall furnish to Licensor or its nominee a complete and accurate statement as identified in Exhibit "A" in a form acceptable to Licensor and certified to be true by the Chief Financial Officer of Licensee showing for the preceding quarter and the License Year through such quarter: a listing of Licensee's accounts in the Territory and the units and description of all of Articles distributed and sold to each such account or otherwise disposed of by Licensee; the computation of Net Sales on all such sales; and the amount of Earned Royalties due and payable thereon in accordance with the provisions of Paragraph 4.c. hereof.

         5.       BOOKS AND RECORDS; AUDITS.

                           a. Licensee  shall prepare and maintain  complete and
                  accurate books of account and records covering all transactions arising out of or relating to this Agreement. Licensor and its duly authorized representatives have the right, during regular business hours but not more often than twice during any License Year for the duration of this Agreement and for three (3) years thereafter, to audit said books of account and records and examine all other documents and material in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement. Licensor shall use its best efforts to conduct such audit in manner as not to interfere with Licensee's normal business activities. Licensor and each auditor acting on its behalf shall treat all information as confidential.

                           b. If, as a result of any audit of  Licensee's  books
                  and records, it is shown that Licensee's payments to Licensor were less than the amount which should have been paid, Licensee shall make all payments required to be made to eliminate any discrepancy revealed by said audit within thirty
                  (30) days after Licensor's demand therefor and, if the shortfall for any License Year is shown to be in an amount equal to five percent (5%) or more of the payments actually made with respect to sales occurring during such License Year, Licensee shall reimburse Licensor for the cost of such audit.

         6.       LICENSING MEETINGS.

                  Licensee agrees to attend licensing meetings at Licensee's cost and expense which will be held no more than four times a year.

         7.       APPROVAL OF ARTICLES AND PACKAGING AND RELATED MATERIALS.

                           a. The contents and  workmanship of Articles shall be
                  at all times of High Quality (as hereinafter defined) and Articles shall be distributed and sold with packaging and sales promotion materials appropriate for such Products. The styles, designs, packaging, contents, workmanship and quality of all Articles must be approved by Licensor in writing prior to the distribution or sale thereof, unless such styles, designs, packaging, contents, workmanship and quality do not vary materially from styles, designs, packaging, contents, workmanship and quality previously approved in writing by Licensor. Licensor has the right to take all reasonable actions which it deems necessary to ensure that Articles manufactured or sold hereunder are consistent with the reputation and prestige of the Licensed Mark as a designation for high quality products. "High Quality" means the highest quality available given the price point of the Articles. In order to insure that the Articles are of a High Quality, Licensee shall deliver one (1) garment from each style to Licensor.

                           b. Licensee  understands and agrees that all Articles
                  and other items bearing the Licensed Mark or intended for use in connection with Articles (including, but not limited to, cartons, containers, labels, wrappers, packages and other inner and outer packaging materials, fixtures, displays, artwork, printing, advertising, sales, marketing and promotional materials - collectively hereinafter called "Packaging and Related Materials") must be approved in writing in advance by Licensor or its nominee which approval shall not be unreasonably withheld or delayed. Licensee shall submit or make available to Licensor, for Licensor's review all initial sketches or photographs and for Licensor's prior written approval, samples, prototypes or equivalents of the Articles and Packaging and Related Materials and actual manufactured or produced Articles and Packaging and Related Materials in its final form (collectively, "Final Goods") as intended to be sold or used by Licensee in connection with Articles, as the case may be; provided however, that Licensor may not withhold its approval of Final Goods in the event that they are substantially similar to the prototypes previously submitted to Licensor. In the event Licensor fails to signify its approval or disapproval of any Article or Packaging and Related Material within five (5) days of Licensor's receipt of same, Licensor shall be deemed to have approved same. Nonmaterial changes to previously approved Articles (such as the addition of a new color) shall not require the prior written approval of Licensor.

                           c. To ensure  that all  Articles  and  Packaging  and
                  Related Materials are constantly maintained in conformance with the previously approved samples, Licensee shall, within seven (7) days of a demand from Licensor, dispatch to Licensor, at Licensee's expense, for inspection, reasonably representative samples of Articles and Packaging and Related Materials that Licensee is using, manufac turing, selling, distributing or otherwise disposing of under the terms of this Agreement. In addition, Licensee shall take such action as may be reasonably required to ensure that Licensor and its designated agents and representatives shall have the right to enter upon and inspect, at all reasonable hours in the day but upon reasonable advance notice, any office, factory, warehouse or other facility where any Articles or Packaging and Related Materials are designed, manufactured, stored or otherwise dealt with and to take, without payment, such samples of

                  Articles and Packaging and Related Materials as Licensor reasonably requires for the purpose of inspection.

                           d. Articles and Packaging and Related  Materials that
                  are not approved by Licensor shall not be sold, distributed or otherwise dealt with by Licensee unless the Licensed Mark is removed to the satisfaction of Licensor. If the Licensed Mark cannot be removed to the reasonable satisfaction of Licensor, all such Articles and Packaging and Related Materials shall be destroyed by Licensee with, if Licensor so requests, an appropriate certificate of destruction provided to Licensor. Sales or use by Licensee of unapproved Articles or Packaging and Related Materials shall constitute an incurable event of default by Licensee under this Agreement.

         8.       THE LICENSED MARK.

                           a. Licensee shall not use the Licensed Mark, in whole
                  or in part, as a corporate name or trade name. Licensee shall not join any name or names with the Licensed Mark so as to form a new mark, except that during the term of this Agreement Licensee may conduct business contemplated by this Agreement under the name "Steve Madden Sportswear". Except as provided herein, Licensee shall not use any name or names in connection with the Licensed Mark in any advertising, publicity, labeling, packaging or printed matter of any kind utilized by Licensee in connection with Articles, unless and until Licensor consents thereto in writing.

                           b. Licensee shall:

                           (i) use the Licensed Mark in the  Territory  strictly
                  in accordance with the legal requirements obtaining therein. Licensee shall cooperate fully with Licensor in preparing and causing to be recorded in every jurisdiction where applicable Registered User agreements and all other documents which may be necessary or desirable to evidence, protect and implement the rights of Licensor pursuant to this Agreement. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee shall execute and file documents, as required by Licensor, terminating any and all Registered User agreements and other documents regarding the Licensed Mark or, at Licensor's option shall, and hereby does, authorize and empower Licensor to terminate all Registered User or other documents regarding the Licensed Mark on Licensee's behalf and in Licensee's name.

                           (ii) in the event any designs  developed  by Licensor
                  for Articles may be made the subject of patent, trademark or copyright protection, Licensor shall have the right, at its own expense, to file applications therefor, and shall be the exclusive owner of such rights. Licensee shall cooperate with Licensor or its designers in obtaining and perfecting such rights including providing Licensor or its designers with copies of documents, sketches, renderings or the like normally prepared by Licensee in connection with the manufacture of Articles and executing such documents as may reasonably be required.

                           (iii) affix to all Articles and Packaging and Related
                  Material such trademark and copyright notices as Licensor reasonably may direct;

                           (iv) manufacture,  sell, distribute or otherwise deal
                  with Packaging and Related Materials solely in connection with Articles; and

                           (v) not cause or grant permission to any third parties to acquire any copyright or other proprietary right in connection with any word, device, design or symbol used by Licensee in connection with any Articles or Packaging and Related Materials.

                           c. Licensee  acknowledges  that, as between  Licensor
                  and Licensee, Licensor is the owner of all right, title and interest in and to the Licensed Mark in the Territory in any form or embodiment thereof and is also the owner of the goodwill attached or which shall become attached to the Licensed Mark in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Licensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Licensed Mark by Licensee shall inure to the benefit of Licensor. Licensee shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect any rights of Licensor in and to the Licensed Mark or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Mark or detract from its reputation.

                           d.   Licensee   never  shall   challenge   Licensor's
                  ownership of or the validity of the Licensed Mark or any application for registration thereof, or any trademark registration thereof, or any rights of Licensor therein.

         9.       RIGHT TO SUBCONTRACT AND LISTS OF SOURCES AND CUSTOMERS:

                           a. Licensee may  subcontract  the  manufacture of any
                  Article (or portion of any Article) provided Licensee obtains in writing from any and all such subcontractors an agreement in writing, as attached hereto in Exhibit "B" and with a copy to Licensor, that no use of the Licensed Mark will be made for any purpose other than supplying Articles solely to Licensee.

                           b. Together with the final quarterly statement submitted for each License Year pursuant to Paragraph 4.d. hereof and at any other time so requested by Licensor, Licensee shall provide Licensor with an updated list of the names and addresses of all manufacturing sources, subcontractors, suppliers, dealers, wholesalers, retailers and customers who have been engaged in the manufacture, sale, distribution or other dealings with the Articles or Packaging and Related Materials during the term of the Agreement. Such list shall include customers to whom Articles or Packaging and Related Materials have been delivered after the expiration or termination of this Agreement.

                           c. It is the intent of this Agreement  that,  insofar
                  as practical, Licensee shall use its best efforts to at all times be able to fulfill its orders for Articles promptly and yet not have an excessive inventory at the time of the termination or expiration of the License. Within ten
                  (10) days after a request by Licensor, which request may not be made with unreasonable frequency during each License Year, Licensee will furnish Licensor with a statement signed by the Chief Financial Officer of Licensee, setting forth in detail the quantities of finished Articles then on hand and work in progress inventories of Articles.

         10.      COMPETITIVE BRANDS:

                           a.  Licensee  and any  affiliates  thereof  shall not
                  during the term of this Agreement enter into any other license which would grant Licensee or any affiliate the right to manufacture, distribute, advertise, promote, sell or deal with in any way in the Territory any Products marketed, merchandised, distributed and known to the general public as a junior or contemporary fashion brand within the Channel of Distribution without Licensor's prior written consent. Subject to paragraph 10(b) below, nothing herein shall limit the right of Licensee to continue to manufacture retailer owned or licensed products so long as Licensee serves only as the manufacturer of such products.

                           b. Within one hundred five (105) days  following  the
                  date on which Licensee ships new Articles introduced to the retail market, Licensee shall not use designs or styles unique to such Articles on or in connection with any other brand or product which consumers identify or associate with Licensor and/or the Licensed Mark on or in connection with any other brand or product. In addition, Licensee shall not during or after the terms of this Agreement use Protected Designs on or in connection with any other brand or product. Also, upon expiration or termination of this Agreement, Licensee will assign to Licensor the beneficial ownership of all rights that Licensee has acquired or may acquire in such designs or styles. "Protected Designs" shall mean any designs or styles that are not within the public domain or which would not be entitled to legal protection against use by other manufacturers or distributors of apparel, other than Licensee.

         11.      ADVERTISING.

                  a.       ADVERTISING FEE:

                           Licensee   shall  pay  to  Licensor  an  amount  (the
                  "Advertising Fee") equal to two percent (2%) of Net Sales during the term of the Agreement, as specified in Paragraph
                  S.12. of the Schedule, which Advertising Fee shall be used by Licensor in connection with its national and regional advertising and promotion of the Licensed Mark. The Advertising Fee shall be paid to Licensor at the time quarterly statements are to be delivered to Licensor in accordance with provisions of Paragraph 3.c. hereof and shall be based on Net Sales during the quarter to be covered by each such statement. Licensor shall use the Articles in its national advertising campaigns subject to the creative and marketing discretion of Licensor and its advertising advisors.

                  b.       COOPERATIVE ADVERTISING:

                           Licensee  agrees to offer and pay one percent  (1.0%)
                  of its Net Sales for cooperative advertising to major retailers and provide Licensor with proof of such payments and copies of the actual cooperative advertising materials and/or advertisements.

         12.      INDEMNITY; INSURANCE.

                           a. Licensee hereby saves and holds Licensor  harmless
                  of and from and indemnifies it against any and all losses, liability, damages and expenses (including reasonable attorneys' fees and expenses) which Licensor may incur or be obligated to pay, or for which it may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with Licensee's performance of this Agreement. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement.

                           b. Licensor hereby saves and holds Licensee  harmless
                  of and from and indemnifies it against any and all losses, liability, damages and expenses (including reasonable attorneys' fees and expenses) which Licensee may incur or be obligated to pay or for which it may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensor or any of its servants, agents or employees in connection with Licensor's performance of this Agreement. The provisions of this paragraph and Licensor's obligations hereunder shall survive the expiration or termination of this Agreement.

                           c. The indemnified  party shall give the indemnifying
                  party prompt notice of, and full cooperation with respect to, the alleged claim brought or asserted in request of which indemnification under this Agreement is sought; PROVIDED,
                  HOWEVER, that any delay or failure to provided the indemnification notice shall relieve the indemnified party of its obligations hereunder only in the event, and to the extent, that a court of competent jurisdiction shall finally determine that the indemnifying party shall have been materially prejudiced by reason of such failure or delay.

                           d. Licensee shall procure and maintain at its own expense in full force and effect at all times during which Articles are being sold, a public liability insurance policy including product liability coverage with respect to Articles, as well as contractual liability coverage with respect to this Agreement, with a limit of liability of not less than $2,000,000.00. Such insurance policy shall be written for the benefit of both Licensee and Licensor and shall provide for at least ten (10) days prior written notice to said parties of the cancellation or substantial modification thereof. Nothing contained in this Paragraph 12.d. shall deemed to limit in any way the indemnification provisions of Paragraph 12 hereof.

         13.      DEFAULT.

                           (a) The  occurrence  of any of the  following  events
                  shall constitute an event of default by Licensee under this Agreement, subject to the procedures and remedies set forth herein:

                           (i) If Licensee defaults in the performance of any of its material obligations provided for in this Agreement and such failure continues for a period of ten (10) days after receipt of written notice thereof; or

                           (ii) If Licensee shall have failed to deliver to Licensor or to maintain in full force and effect the insurance referred to in Paragraph 12 d. hereof and such failure continues for a period of ten (10) days after receipt of written notice thereof; or

                           (iii) If Licensee shall fail to make any payments due hereunder and such failure continues for a period of seven (7) days after receipt of written notice thereof; or

                           (iv) If Licensee shall fail to deliver any of the statements hereinabove referred to when due hereunder and such failure continues for a period of fifteen (15) days after receipt of written notice thereof; or

                           (v) If Licensee shall materially fail to comply with any laws, regulations or voluntary industry standards or if any governmental agency or other body, office or official vested with appropriate authority finds that the Product(s) are harmful or defective in any way, manner or form, or are being manufactured, sold or distributed in contravention of applicable laws, regulations or standard, or in a manner likely to cause harm, and such failure could have a material adverse effect on the value of the Licensed Mark and such failure continues for a period of ten (10) days after receipt of written notice thereof; or

                           (vi) If Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws or any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property and such receiver or trustee, if involuntarily appointed, shall not be removed by an order within thirty (30) days following the date of appointment, or be adjudicated a bankrupt or an insolvent; or

                           (vii) If Licensee shall manufacture, sell or distribute, whichever first occurs, any of the Articles without the prior written approval of Licensor; or

                           (viii)   If Licensee  undergoes a substantial  change
                                    in  management   which  is  not   reasonably
                                    acceptable to Licensee; or

                           (ix) If Licensee delivers or sells Articles outside the Territory or knowingly sells Articles to a third party for delivery outside the Territory.

                           (b) In the event any of these defaults occur, Licensor shall give notice of termination in writing to Licensee by certified mail. Licensee shall have ten (10) days from the date of receiving notice in which to correct any of these defaults (except subdivisions (vi) (except for the thirty (30) day cure period in the event of an involuntary bankruptcy proceeding), (vii), (viii) and (ix) above which are not curable), and failing such, this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder shall then be promptly due and payable and no portion of prior payments shall be repayable to Licensee.

                           Further,  if  Licensee  fails to make any payment due
                  hereunder, Licensee shall pay interest on the unpaid balance thereof from and including the date such payment becomes due until the date the entire amount is paid in full at a rate equal one percent (1%) per month.

         14.      RIGHTS ON EXPIRATION OR TERMINATION.

                           a. In the event of  termination  in  accordance  with
                  Paragraph 13 hereof, (except for a default arising from a breach of paragraph 13(a)(viii)) Licensee shall pay to Licensor, (i) the Earned Royalty and the Guaranteed Royalty then owed to it and (ii) the lesser of (x) the Guaranteed Royalty remaining unpaid for the balance of the then current term of this Agreement (y) the Guaranteed Royalty for the two
                  (2) year period following the date of termination and (z) the Guaranteed Royalty for the period of time following commencing of the date of termination and ending on the date on which Licensor receives the first payment from a subsequent licensee with respect to the sale of the Articles. In addition, Licensee shall be liable for an amount equal to any other actual damages Licensor may have suffered on account of such termination or the acts or omissions from which it resulted. In the event that this Agreement is terminated by Licensor pursuant to paragraph 13(a)(viii), Licensee shall not be required to make any payments to Licensor contemplated by this paragraph 14(a).

                           b. Notwithstanding any termination in accordance with
                  Paragraph 13 hereof, Licensor shall have and hereby reserves all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the Licensed Mark (any of which injunctive relief may be sought in the courts, notwithstanding the arbitration provisions of this Agreement, and also may be sought prior to or in lieu of termination), to collect royalties payable by Licensee pursuant to this Agreement and to be compensated for damages for breach of this Agreement.

                           c. If this Agreement  expires or is terminated  other
                  than by Licensor pursuant to Paragraph 13 hereof, Licensee shall be entitled, for an additional period of six (6) months only, on a non-exclusive basis, to sell and dispose of its inventory of Articles in the Territory. Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of Earned Royalties thereon. Such accounting and payments shall be due within twenty (20) days after the close of each month during the said six (6) month period.

                           d. Except as specifically  provided in Paragraph 14c.
                  hereof, on the expiration or termination of this Agreement, all of the rights of Licensee under this Agreement shall terminate forthwith and shall revert immediately to Licensor, all Earned Royalties on sales theretofore made shall become immediately due and payable and Licensee shall discontinue forthwith all use of the Licensed Mark or any variation or simulation thereof and promptly shall transfer to Licensor, free of charge, all registrations, filings and rights with regard to the Licensed Mark which it may have possessed at any time. In addition, Licensee thereupon shall deliver to
                  Licensor, free of charge, all samples of Articles and all sketches and other material in its possession which were used in connection with Articles and all Packaging and Related Material in its possession with the Licensed Mark thereon. After the expiration or termination of this Agreement and subject to the provisions of paragraph 10(b), Licensee shall not use or permit others to use any of said sketches and other material, or any variations or simulations thereof, in connection with Products or any other merchandise.

         15.      FORCE MAJEURE

                           Neither party hereto shall be liable to the other for
                  delay in any performance or for the failure to render any performance under the Agreement when such delay or failure is by reason of any cause or causes beyond its control, including, without limitation, any present or any future statute, law, ordinance, regulation, order, judgment or decree, whether legislative, executive or judicial (whether or not constitutional), act of God, earthquake, flood, fire, epidemic, accident, explosion, casualty, lockout, boycott, strike, labor controversy (including but not limited to threat of lockout, boycott or strike), riot, civil disturbance, war or armed conflict (whether or not there has been an official declaration of war or official statement as to the existence of a state of war), act of a public enemy, embargo or delay of a common carrier, or, in the case of Licensee, the inability without fault on Licensee's part to obtain sufficient material, labor, transportation, power or other essential commodity required in the conduct of Licensee's business. The party claiming to be so effected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and extent of the event. The delay or failure shall not be excused unless such notice is so given. Notwithstanding any other provision of this Agreement, either party may terminate the Agreement if the other party is unable to perform any or all of its obligations hereunder for a period of three (3) months by reason of said event.

         16.      NOTICE

                           Any notice, communication or legal service of process
                  required or permitted under this Agreement shall be effective when personally delivered in writing; or on the date when the notice, service or communication is telexed or telecopied
                  (with a confirmation copy to be sent by mail); or the day after the notice, service or communication is sent by overnight air courier service (e.g., Federal Express); or three (3) days after the date of mailing. All notices shall be sent to the parties at the notice addresses listed below or to such other persons and notice addresses as may be designated in writing by the parties to each other.


                           TO LICENSOR:      Steven Madden, Inc.
                                             52-16 Barnett Avenue
                                             Long Island City, NY  1104
                                             Attention: President
                                             Telephone: (718) 446-1800
                                             Facsimile: (718) 446-5599

                           with a copy to:   Bernstein & Wasserman, LLP
                                             950 Third Avenue
                                             New York, NY  10022
                                             Attention: Alan N. Forman, Esq.
                                             Telephone: (212) 826-0730
                                             Facsimile: (212) 371-4730

                  TO LICENSEE:               Winer Industries, Inc.
                                             404 Grand Street
                                             Paterson, NJ  07505
                                             Telephone: (973) 684-0800
                                             Facsimile: (973) 684-7424

                  with a copy to:            Schiffman, Berger, Abraham,
                                                 Kaufman & Ritter, P.C.
                                             Three University Plaza, Suite 410
                                             P.O. Box 568
                                             Hackensack, N.J.  07602-0568
                                             Attn:  Richard G. Berger, Esq.
                                             Telephone: (201) 488-2600
                                             Facsimile: (201) 488-5059

         17.      ASSIGNABILITY

                           The  performance  of  Licensee   hereunder  is  of  a
                  personal nature and, therefore, neither this Agreement nor the license or other rights granted hereunder may be assigned, sublicensed or transferred by Licensee without Licensee's prior written consent which consent shall not be unreasonably withheld or delayed. Any attempted assignment, sublicense or transfer, whether voluntary or by operation of law, directly or indirectly, without such prior written consent of Licensor shall be void and of no force or effect.

         18.      NO JOINT VENTURE

                           Nothing herein  contained shall be construed to place
                  the parties in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind Licensor, its subsidiaries and affiliates in any manner whatsoever.

         19.      BINDING EFFECT

                           This  Agreement  shall  inure to the  benefit  of and
                  shall be binding upon the parties, their respective successors, Licensor's transferees and assigns and Licensee's permitted transferees and assigns.

         20.      ARBITRATION

                           Except as  specifically  set forth in this Agreement,
                  any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations hereunder of the parties hereto except disputes, controversies and claims relating to or affecting in any way Licensor's ownership of or the validity of the Licensed Mark or any registration thereof, or any application for registration thereof (hereinafter referred to as "Licensed Mark Disputes") shall be settled and determined by arbitration in New York, New York before the Commercial Panel of the American Arbitration Association in accordance with and pursuant to the then existing Commercial Arbitration Rules.
                  The arbitrators shall have the power to award specific performance or injunctive relief and reasonable attorneys' fees and expenses to any party in any such arbitration and the courts shall have similar power with regard to that injunctive relief sought by Licensor pursuant to Paragraph 14.b. hereof and with regard to Licensed Mark Disputes. However, in any arbitration proceeding arising under this Agreement, the arbitrators shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of their authority is limited. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction thereof. The service of any notice, process, motion or other document in connection with an arbitration under this Agreement or for the enforcement of any arbitration award hereunder may be effectuated in the manner in which notices are to be given to a party pursuant to Paragraph 16 hereof.

         21.      FUTURE LICENSES

                           Except  as  may   otherwise  be  provided,   in  this
                  Agreement, Licensor shall have the right, exercisable at any time, to negotiate and enter into agreements with third parties pursuant to which it may grant a license to use the Licensed Mark in connection with the manufacture, distribution and sale of Products in the Territory or provide consultation and design and marketing services with respect to Products in the Territory, but only if, pursuant to such third party agreements, the collections of such Products are not shipped prior to the termination of this Agreement. Nothing herein contained shall be construed to prevent any such third party licensee from showing such Products and accepting orders therefor prior to the termination hereof. However, the first seasonal collection of Products bearing the Licensed Mark sold by any such third party licensee shall be a collection after the final collection sold by Licensee hereunder. Licensor hereby grants Licensee a right of first negotiation with respect to a license of the Articles in and for the territory of Canada, and the parties agree that they will negotiate the terms of a licensing agreement in good faith with respect to such territory. In addition, in the event that Licensor elects to sell "missy" styles or sizes under the Licensed Mark, Licensor hereby grants Licensee a right of first negotiation with respect to a license of the Licensed Mark for the sale of such "missy" products in the Territory.

         22.      APPLICABLE LAW

                           This Agreement  shall be construed and interpreted in
                  accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

         23.      NO WAIVER

                           No  waiver  by  either  party,   whether  express  or
                  implied, of any provision of this Agreement, or of any breach default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of any violation of or default under any of the provisions of this Agreement by Licensee.

         24.      INVALIDITY

                           If any  provision or any portion of any  provision of
                  this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

         25.      ENTIRE AGREEMENT

                           This Agreement contains the entire  understanding and
                  agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

         26.      CONFIDENTIALITY

                           A  confidential   relationship  is  created  by  this
                  Agreement. Except in connection with their respective rights and obligations under this Agreement, Licensor, Licensee and their respective affiliates, employees, attorneys, and accountants shall keep confidential and not take or use for its or their own purpose confidential and proprietary business information of the other and terms of this Agreement, unless with the prior written consent of the other parties hereto or pursuant to, or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other parties thereto.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       STEVEN MADDEN, LTD.


                                       By: /s/ RHONDA J. BROWN
                                          --------------------------------------
                                       Name:   Rhonda J. Brown
                                       Title:  Chief Operating Officer


                                       WINER INDUSTRIES, INC.


                                       By: /s/ ROBERT S. WINER
                                          --------------------------------------
                                       Name:   Robert S. Winer
                                       Title:  President

                                   EXHIBIT "A"

                      QUARTERLY LICENSEE TRADEMARK ROYALTY
                           AND ADVERTISING FEE REPORT



Licensee:         Winer Industries, Inc.



For Quarter ending:                 _______________



Gross Sales                         _______________

Discounts:                          _______________
Allowances:                         _______________

Credits:                            _______________

Returns:                            _______________


Net Sales:                          ===============


Guaranteed Minimum Payment:         _______________

Sales Royalty @ 5%                  _______________

Advertising Fee @ 2%                _______________

Total Payment Due:                  _______________

Total Payment Remitted:             _______________


Authorized Signature:______________  Date:___________________

                                   EXHIBIT "B"



         Dated ___________, 199_



Gentlemen:

         This letter will serve as notice to you that pursuant to the License Agreement dated as of ______________, between you and ______________, we have been engaged as the manufacturer for the connection with the manufacture of the Articles defined in the aforesaid License Agreement. We hereby acknowledge that we have received a copy of the quality, trademark notice, and other relevant terms and conditions set forth in said License Agreement which are applicable to our function as manufacturer of the Articles(s), and we agree to only dispose of the Articles to _________________. It is understood that this engagement is on a royalty free basis.


                                           Sincerely,